Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Petróleos Mexicanos of our report dated April 22, 2005 relating to the financial statements, which appears in Petróleos Mexicanos’s Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers

/s/ Francisco J. Hernández F.
Francisco J. Hernández F.

Mexico City, Mexico

July 27, 2005